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                                                  April 29, 2004

SRC Holdings Corporation
3140 East Division Street
Springfield, MO 65802

Attn:    John P. Stack, President

Re: Securities Purchase Agreement, dated February 13, 2004 (the "Purchase Agreement"), by and among Decorize, Inc. (the "Company"), SRC Holdings Corporation ("SRC") and Quest Capital Alliance, L.L.C.

Ladies and Gentlemen:

      Pursuant to Section 2.05 of the Purchase Agreement, SRC agreed to guaranty a $1,000,000 line of credit for the Company. In consideration for such guaranty, the Company agreed to issue SRC warrants for up to 1,000,000 shares of Company common stock, on the basis of one share for each dollar drawn on the line of credit.

      The Company and SRC have determined that it is in their respective best interests to have the Company obtain a short-term line of credit from SRC directly at this time, rather than to obtain a line of credit, guaranteed by SRC, from a third party lender. However, SRC has agreed that it will guaranty a third party line of credit, in accordance with Section 2.05 of the Purchase Agreement, if the Company decides to obtain one in the future. Accordingly, this letter agreement shall confirm that the parties have agreed as follows (unless otherwise specifically defined herein, capitalized terms in this letter agreement shall have the meaning given to them in the Purchase Agreement):

            1. SRC will provide to the Company, on an interim basis, a $500,000 line of credit (the "Credit Facility"), which will be evidenced by the Secured Line of Credit Promissory Note and the Security Agreement attached hereto as Exhibit A and Exhibit B, respectively. The Credit Facility is being offered in satisfaction of SRC's obligations under Section 2.05 of the Purchase Agreement, and subject to the closing of the Credit Facility, the Company agrees to issue Contingent Warrants to SRC, on the terms set forth in Section 2.05 of the Purchase Agreement, upon the Company's subsequent draws from the Credit Facility; provided, that the Company will only be obligated to issue warrants for an aggregate 500,000 Warrant Shares in connection with the Credit Facility. SRC and the Company acknowledge and agree that the value to be attributed to the 500,000 Contingent Warrants issuable hereunder shall be [$10,000] in the aggregate.

            2. If the Company obtains another credit facility from a third party in the future, including any that is used to retire the Credit Facility, then SRC will continue to be obligated to provide a guaranty of such line of credit, subject to the terms of Section 2.05 of the Purchase Agreement. In connection with any such line of credit, the Company will be obligated to issue Contingent Warrants to SRC as described in the Purchase Agreement; provided, however, that (a) the number of Contingent Warrants to be issued with respect to the first $500,000 drawn against such new facility shall be reduced by the number of Contingent Warrants issued with respect to the Credit Facility, (b) the Company shall only be obligated to issue Contingent Warrants in excess of that provided in subparagraph (a) if the Company draws over $500,000, and (c) any Contingent Warrants issued with respect to the Credit Facility shall count toward the 1,000,000 limit on the aggregate number of Warrant Shares to be issued by the Company under Section 2.05 of the Purchase Agreement.

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SRC Holdings Corporation
April 29, 2004

Page 2

            3. This letter agreement constitutes the entire agreement between the undersigned and merges all prior and contemporaneous communications with respect to the subject matter hereof. This letter agreement may not be amended or otherwise modified except by an instrument in writing signed by the parties hereto. Except for the payment of a monthly fee described above, each party will bear its own expenses in connection with the transactions contemplated hereby, whether or not a transaction is consummated. This letter agreement will be governed by and construed in accordance with the laws of the State of Delaware, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. This letter agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been executed by each of the parties and delivered to the other parties.

      If the foregoing proposal is satisfactory to you, will you please so indicate by signing this letter or a counterpart in the spaces provided below and returning it to us. If you have not signed and returned this letter on or before the end of the business day on April 30, 2004, this letter shall expire and be of no further force and effect.

                                        Sincerely,


                                        /s/ Steve Crowder
                                        ----------------------------------------
                                        Steve Crowder
                                        President

ACKNOWLEDGED AND AGREED:

SRC HOLDINGS CORPORATION


By: /s/ John P. Stack                   Date: 4-29-04
   --------------------------------     -----------------------------------
   John P. Stack, President